THIRD AVENUE VARIABLE SERIES TRUST 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Third Avenue Variable Series Trust of our report dated February 13, 2017, relating to the financial statements and financial highlights, which appears in Third Avenue Value Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

April 26, 2017